Exhibit 99.2

 Professional Content meets Conversational Content

 Forward Looking Statements  2  This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, new or planned features, products or services, management strategies and our competitive position. You can identify forward-looking statements by words such as "may," "will," "would," "should," "could," "expect," "aim," "anticipate," "believe," "estimate," "intend," "plan," "predict," "project," "seek," "potential," "opportunities" and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. Factors related to the transactions discussed in this document that could cause actual results to differ materially from those contemplated by the forward-looking statements include: uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied; potential litigation relating to the potential transaction that could be instituted; the effects of disruption to our or the target’s respective businesses; the impact of transaction costs; our ability to achieve the benefits from the proposed transaction, including monetization; our ability to effectively integrate the acquired operations into our operations; our ability to retain and hire key target personnel; and the effects of any unknown liabilities. As a result of such risks, uncertainties and factors, Shutterstock's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this presentation are made only as of this date and Shutterstock assumes no obligation to update the information included in this presentation or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

 GIPHY is the leader in conversational content  2

 Conversational content is sent by the most trusted individuals in our lives  GIPHY Communications   Sent by our friends, our families, our colleagues  – “the most trusted influencers in our lives”  Curated piece of content by those who truly know, love, and understand us  Advertisers will pay a premium for the influence associated with curated content and unique 1-1 or 1-many delivery  GIPHY is not a toy – it is a trusted platform where individual insights into human emotions are leveraged to share a moment  Push Advertising   Users waiting for the first opportunity to hit the skip button during a video ad  User experiences increasingly fraught with product ads decoupled from intent  Push advertising is ultimately intrusive into the user experience, whereas a GIF is the experience itself!  2

 GIPHY enables brands to express themselves through personal mobile communications when consumers are most receptive  2

 Incredible Content Vast Distribution   Incredible real-time content distributed by the largest global social media and communications platforms…  2

 7  …with global popularity that makes it among the world’s most utilized platforms  ~2bn  1.7bn+  ~350mm  ~120mm  18 years  9 years  11 years  17 years  15bn  Daily media impressions  1.3bn  Daily searches  75%  Positive sentiment of GIFs among consumers  Source: Daily users for Facebook app and Snap based on company filings. Daily users for YouTube and sentiment estimates based on 3rd party research.  14k  API/SDK partners

 Through the GIPHY acquisition, we are extending our audience touch points beyond primarily professional marketing and advertising use cases and expanding into casual conversations.  GIPHY enables everyday users to express themselves in memorable ways with GIF and sticker content while also enabling brands to be a part of these casual conversations.  10  Shutterstock and GIPHY

 Customers: Serving millions of pieces of GIPHY content to 1.7bn+ daily users  Contributors: Community expansion and additional monetization opportunities  Potential to access Shutterstock content on GIPHY and GIPHY content on Shutterstock  CONTENT ENGINE  CREATIVE ENGINE  DATA ENGINE  GIPHY Create allows DIY GIF creation  GIPHY Studios combined with Shutterstock Studios empowers brands and media companies to tell their stories  Search provides intent based signals from 14k+ API/SDK partners making the impression even more valuable  Metadata in every GIF  GIPHY strengthens each element  of Shutterstock’s growth strategy  10

 GIPHY adds massive scale in mobile users and allows access to a large and growing total addressable market  75% positive customer sentiment  Deep integrations with API / SDK partners, including workplace communications platforms like Slack and Teams  Sources: Shutterstock TAM based on Technavio, Proficient Market Insights and Statista. US Native Ad Spending based on eMarketer.  10

 We expect to execute against multiple monetization opportunities across advertising, content and distribution  10  Content:  Premium content including generative AI  Advertising: Sponsored GIFs & GIPHY Studio  Distribution:  API/SDK partners

 Consideration for the transaction of $53 million of net cash paid at closing, inclusive of working capital  Cash consideration funded through cash-on-hand and existing revolving credit facility  Commercial API agreement with Meta to ensure access to GIPHY’s content across Meta’s platform  Shutterstock is maintaining its 2023 revenue and adjusted EBITDA margin guidance  GIPHY is expected to add minimal revenue in 2023 with focused monetization efforts taking place in 2024  Transaction is targeted to close in June 2023, subject to customary closing conditions  10  Transaction Overview